POWER OF ATTORNEY

This Power of Attorney (“Power of Attorney”) is being executed in connection with the filing of Amendment No. 2 (“Amendment No. 2”) to the Registration Statement on Form N-2 (Registration No. 333-163279) of Golub Capital BDC LLC, a Delaware limited liability company.

KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below (the “Principal”) hereby constitutes and appoints David B. Golub (the “Agent”) his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign Amendment No. 2 to the Registration Statement on Form N-2, any and all amendments to the Registration Statement on Form N-2 and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in counterparts and all such duly executed counterparts shall together constitute the same instrument.  Except as otherwise specifically provided herein, the power of attorney granted herein shall not in any manner revoke in whole or in part any power of attorney that each person whose signature appears below has previously executed.  This Power of Attorney shall not be revoked by any subsequent power of attorney each person whose signature appears below may execute, unless such subsequent power specifically refers to this Power of Attorney or specifically states that the instrument is intended to revoke all prior general powers of attorney or all prior powers of attorney.

The “CAUTION TO THE PRINCIPAL” and “IMPORTANT INFORMATION FOR THE AGENT” statements below are required under the New York General Obligations Law.  Notwithstanding anything to the contrary contained therein, this Power of Attorney is limited to the powers granted as described above and DOES NOT grant the attorneys-in-fact and agents the authority to spend the undersigned’s money or sell or dispose of the undersigned’s property.

CAUTION TO THE PRINCIPAL:

Your Power of Attorney is an important document.  As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you.  You do not lose your authority to act even though you have given your agent similar authority.

When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. “Important Information for the Agent” at the end of this document describes your agent’s responsibilities.

Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

You can request information from your agent at any time.  If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind.  If you are no longer of sound mind, a court can remove an agent for acting improperly. Your agent cannot make health care decisions for you.  You may execute a “Health Care Proxy” to do this.

The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

SIGNATURE AND ACKNOWLEDGEMENT OF PRINCIPAL:

IN WITNESS WHEREOF, the undersigned Principal has duly executed this Power of Attorney on this 15th day of March, 2010.

/s/ Kenneth F. Bernstein
Name:  Kenneth F. Berstein

State of:              NEW YORK

County of:          WESTCHESTER

On the 15th day of March in the year 2010 before me, the undersigned, personally appeared Kenneth Bernstein, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Elisa T. Puglise

Notary Public

IMPORTANT INFORMATION FOR THE AGENT:

When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the Principal.  This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must:

(1) act according to any instructions from the Principal, or, where there are no instructions, in the Principal’s best interest; (2) avoid conflicts that would impair your ability to act in the Principal’s best interest; (3) keep the Principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law; (4) keep a record or all receipts, payments, and transactions conducted for the Principal; and (5) disclose your identity as an agent whenever you act for the Principal by writing or printing the Principal’s name and signing your own name as “agent” in either of the following manner: (Principal’s Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal’s Name).

You may not use the Principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a “Statutory Major Gifts Rider” attached to this Power of Attorney.  If you have that authority, you must act according to any instructions of the Principal or, where there are no such instructions, in the Principal’s best interest. You may resign by giving written notice to the Principal and to any co-agent, successor agent, monitor if one has been named in this document or the Principal’s guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of agent:

The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

SIGNATURE AND ACKNOWLEDGEMENT OF AGENT:

IN WITNESS WHEREOF, the undersigned has read this Power of Attorney and is the person identified as the Agent by the Principal named herein.  The undersigned Agent hereby acknowledges and accepts its appointment as Agent for the Principal by duly executing this Power of Attorney on this 12th day of March, 2010.

/s/ David B. Golub
Name:  David B. Golub

State of:            NEW YORK

County of:        NEW YORK

On the 12th day of March in the year 2010 before me, the undersigned, personally appeared David B. Golub, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Rachel E. Gilbert

Notary Public